Exhibit 5.19
WARDROP, A TETRA TECH COMPANY
February 4, 2010
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
Nova Scotia Securities Commission
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office
United States Securities and Exchange Commission
Ladies and Gentlemen:
Re:      Silver Standard Resources Inc. (the “Company”) — Consent of Expert
Reference is made to our technical report dated 6 May 2009 titled San Augustin Resource Estimate, our technical report dated 27 July 2009 titled Technical Report on the Diablillos Property — Salta and Catamarca Provinces, Argentina, our technical report dated 27 July 2009 titled NI 43-101 Technical Report — Pitarrilla Property Pre-Feasibility Study, and the material change reports of the Company dated 6 April 2009, 18 June 2009 and 24 June 2009 (the “Reports”).
In connection with the Amended and Restated Short Form Base Shelf Prospectus dated February 4, 2010, all supplements thereto and all documents incorporated by reference therein (collectively, the “Prospectus”) and the Registration Statement on Form F-10 dated February 4, 2010 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Brent Thompson, P. Eng. on behalf of Wardrop, A Tetra Tech Company, consent to the use of our name and references to the Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Prospectus and Registration Statement.
I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the preparation of the Reports.

Yours truly,
(Signed) “Brent Thompson”
Brent Thompson, P. Eng.
For: Wardrop Engineering Inc., A Tetra Tech Company

800-555 West Hastings Street, Vancouver, British Columbia V6B 1M1, Canada
Tel 604.408.3788 Fax 604.408.3722 www.wardrop.com